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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
             (Exact Name of Registrant as Specified in Its Charter)

           Switzerland                                   98-0186363
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 (State of Incorporation or Organization)   (I.R.S. Employer Identification no.)

     Bahnhofstrasse 45, Zurich and
      Aeschenvorstadt 1, Basel
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(Address or Principal Executive Offices)                    (Zip Code)

                If this form relates to the registration of a class of

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [X]



If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [ ]

Securities Act registration statement file number to which this form relates:

                                                                333-46930
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                                                             (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                     Name of Each Exchange on Which
      to be so Registered                     Each Class is to be Registered
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GOALs+ due [ ], 20[ ] (linked to the
American Depositary Shares of Nokia
Corporation)                                       American Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

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INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                             UBS AG (the "Company") hereby incorporates by
reference the description of its securities to be registered hereunder contained in the form of Prospectus Supplement filed with the Commission on [ ], 2002 under Rule 424(b) and in the Prospectus dated May 17, 2001 under "Description of Notes We May Offer" pursuant to an effective Registration Statement on Form F-3 (File No. 333-46930) filed with the Commission on May 15, 2001, under the Securities Act of 1933, as amended (the "F-3 Registration Statement"), as Post-Effective Amendment No. 3 to the Company's Registration Statement on Form F-1 filed with the Commission on September 29, 2000, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on March 23, 2001 and Post-Effective Amendment No. 2 thereto filed with the Commission on March 29, 2001.


ITEM 2. EXHIBITS.

1. Form of Indenture between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.1 to the F-1 Registration Statement)

2. Form of GOALs+ due [ ], 20[ ] (linked to the American Depositary Shares of Nokia Corporation)
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                                    SIGNATURE

                      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           UBS AG
                                                 (Registrant)


Date:  January 17, 2002                    By:      /s/ Robert C. Dinerstein
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                                                    Robert C. Dinerstein
                                                    Managing Director




                                           By:      /s/ Robert B. Mills
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                                                    Robert B. Mills
                                                    Managing Director